UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2008

Alion Science and Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2008, Alion Science and Technology Corporation ("Alion", the "Company") entered into with effect as of September 30, 2008 an Amendment No. 5 (the "Amendment") in connection with that certain Credit Agreement dated as of August 2, 2004 by and among the Company, Credit Suisse, acting through its Cayman Islands branch, individually and as administrative agent (formerly known as Credit Suisse First Boston, "CS"), the lenders signatory thereto and certain subsidiary guarantors of the Company, as amended (the "Credit Agreement"), pursuant to which certain terms of the Credit Agreement were amended. The amendments, among other things:

(a) establish a minimum rate per annum for the Company’s Adjusted LIBO Rate (as defined in the Credit Agreement) at 3.50%;

(b) establish a minimum rate per annum for the Company’s Alternate Base Rate (as defined in the Credit Agreement) at 4.50%;

(c) eliminate the Company’s ability to reduce its Applicable Percentage (as defined in the Credit Agreement) spread for Revolving Loans (as defined in the Credit Agreement) as the Company reduces its Leverage Ratio (as defined in the Credit Agreement), fix the Applicable Percentage spread for Term Loans (as defined in the Credit Agreement) based on an Adjusted LIBO Rate at 6% and fix the Applicable Percentage spread for Term Loans based on an Alternative Base Rate at 5%, an increase of 350 basis points in each case;

(d) increase the Applicable Percentage for any Term Loan if the Company refinances or replaces its existing revolving line of credit, or extends the Revolving Credit Maturity Date (as defined in the Credit Agreement) beyond August 2, 2009, at a rate higher than the rate then paid to the Term Loan lenders to a rate equal to the difference between the higher rate paid on the Company’s revolving credit less 50 basis points;

(e) increase the percentage of annual Excess Cash Flow (as defined in the Credit Agreement) that the Company must use to prepay outstanding Term Loans from 50% to 100%;

(f) permit the Company to borrow additional secured indebtedness, subject to certain conditions;

(g) restrict the Company’s ability to make certain payments to the Company’s CEO and COO in connection with shares of phantom stock awarded to those individuals; and

(h) amend the Interest Coverage Ratio and Maximum Senior Secured Leverage Ratio covenants (each as defined in the Credit Agreement) as set forth in Exhibit 10.50 to this Current Report on Form 8-K.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.50, and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amendment and the Credit Agreement, as previously amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01, and it is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.50: Amendment No. 5 dated as of September 30, 2008, by and among the Company, Human Factors Applications, Inc. ("HFA"), Alion – METI Corporation ("METI"), Alion – CATI Corporation ("CATI"), Alion – JJMA Corporation ("JJMA"), Alion – BMH Corporation ("BMH"), Washington Consulting, Inc. ("WCI"), Alion – MA&D Corporation ("MA&D"), Washington Consulting Government Services, Inc. ("WCGS"), CS, and the lenders party thereto, related to the Credit Agreement (as amended from time to time) dated as of August 2, 2004, by and among the Company, HFA, METI, CATI, JJMA, BMH, WCI, MA&D and WCGS, the lenders from time to time party to the Credit Agreement (the "Lenders"), and CS, as administrative agent and as collateral agent for the Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology Corporation

October 6, 2008	By:	Michael J. Alber

Name: Michael J. Alber
Title: Senior VP and Acting CFO

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Exhibit Index

Exhibit No.	Description

10.50	Amendment No. 5 dated as of September 30, 2008, by and among the Company, Human Factors Applications, Inc. (“HFA”), Alion – METI Corporation (“METI”), Alion – CATI Corporation (“CATI”), Alion – JJMA Corporation (“JJMA”), Alion – BMH Corporation (“BMH”), Washington Consulting, Inc. (“WCI”), Alion – MA&D Corporation (“MA&D”), Washington Consulting Government Services, Inc. (“WCGS”), CS, and the lenders party thereto, related to the Credit Agreement (as amended from time to time) dated as of August 2, 2004, by and among the Company, HFA, METI, CATI, JJMA, BMH, WCI, MA&D and WCGS, the lenders from time to time party to the Credit Agreement (the “Lenders”), and CS, as administrative agent and as collateral agent for the Lenders.